UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 14, 2006
Baldwin Technology Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9334	13-3258160

(Commission File Number)	(IRS Employer Identification No.)

Two Trap Falls Road, Suite 402, Shelton, CT	06484

(Address of Principal Executive Offices)	(Zip Code)
203-402-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Account
     Previous Independent Registered Public Accounting Firm
     On November 14, 2006, the Audit Committee of the Board of Directors of Baldwin Technology Company, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm.
     The reports of PWC on the Company’s financial statements for the fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     During the fiscal years ended June 30, 2006 and 2005 and through November 14, 2006, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the matter in their reports on the financial statements for such years. In addition, during the years ended June 30, 2006 and 2005 and through November 14, 2006, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
     The Company has requested PWC to furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the PWC letter, dated November 20, 2006, is filed as Exhibit 16 hereto.
     New Independent Registered Public Accounting Firm
     Additionally, on November 14, 2006, the Audit Committee of the Company’s Board of Directors appointed a new independent registered public accounting firm for the fiscal year ending June 30, 2007. The new firm is in the process of finalizing and concluding on its client acceptance procedures; further information will be provided in a future Form 8-K filing. During the fiscal years ended June 30, 2006 and 2005 and through November 14, 2006, neither the Company nor anyone acting on behalf of the Company consulted with the new independent registered public accounting firm with regards to any of the matters described in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALDWIN TECHNOLOGY COMPANY, INC. (Registrant)
By:	/s/ Vijay C. Tharani
Vijay C. Tharani
Chief Financial Officer

     Dated: November 20, 2006